UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 6, 2006
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 6, 2006, upon the recommendation of Pride’s Nominating and Corporate Governance Committee, the Board of Directors increased the size of the Board from seven to eight directors and appointed Kenneth M. Burke to fill the newly created directorship. The Board also appointed Mr. Burke to the Audit Committee. Mr. Burke is a retired partner of Ernst & Young L.L.P. During his 31-year career with Ernst & Young, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast area and coordinating Partner for energy and oilfield service companies. Mr. Burke is also a director of Trico Marine Services, Inc.
     Upon his appointment, Mr. Burke was granted options to purchase 10,000 shares of common stock at an exercise price of $32.29, the closing trading price of Pride’s common stock on December 6, 2006. Mr. Burke will be compensated for his service on the Board and the Audit Committee under Pride’s standard arrangement described in its current report on Form 8-K filed on September 21, 2006 and its proxy statement for the 2006 annual meeting of stockholders.
     There are no arrangements or understandings between Mr. Burke and any other person pursuant to which he was selected as a director. Pride is not aware of any transaction in which Mr. Burke has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ W. Gregory Looser
W. Gregory Looser
Senior Vice President, General Counsel and Secretary

Date: December 12, 2006

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